STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

December 11, 2006

Job Number	Corporation Number	
C20061212-0025	E0001362005-2	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Stock Split	20060793144-66	December 11, 2006 04:09:47 PM

Corporation Name	Resident Agent
ZONE MINING LIMITED	CORPORATION TRUST COMPANY OF NEVADA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Dean Heller

DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # E0001362005-2
Document Number: 20060793144-66
Date Filed: 12/11/2006 4:09:47 PM
In the office of
Dean Heller
Secretary of State

Certificate of Change Pursuant to NRS 78.209

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Zone Mining Limited

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Total authorized shares is 166,666,667, with 66,666,667 shares of common stock, $.00001 par value per share, and 100,000,000 shares of preferred stock, $.00001 par value per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Total authorized shares after the split is 133,333,334, with 33,333,334 shares of common stock, $.00001 par value per share, and 100,000,000 shares of preferred stock, $.00001 par value per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1/2 share of common stock will be issued for each share of common stock currently issued.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Any fractional shares will be rounded up to the nearest whole number.

7. Effective date of filing (optional): 12/14/06

(must not be later than 90 days after the certificate is filed)

8. Officer Signature: [signature] Signature — President, Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.